UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2026

Joby Aviation, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39524	98-1548118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 ENCINAL STREET

SANTA CRUZ,	California	95060
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 831 201-6700
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	JOBY	New York Stock Exchange
Warrants to purchase common stock	JOBY WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.
Underwriting Agreements, Indenture and Notes
On January 28, 2026, Joby Aviation, Inc. (the “Company”) entered into an underwriting agreement (the “Common Stock Underwriting Agreement”) with certain underwriters (the “Common Stock Underwriters”) agreeing, subject to customary conditions, to issue and sell 52,863,437 shares of the Company’s common stock to the Common Stock Underwriters (the “Common Stock Offering”). In addition, pursuant to the Common Stock Underwriting Agreement, the Company granted the Common Stock Underwriters an option, which is exercisable within 30 days after January 28, 2026, to purchase up to an additional 7,929,515 shares of the Company’s common stock. The issuance of 52,863,437 shares of common stock was completed on February 2, 2026.
On January 28, 2026, the Company also entered into an underwriting agreement (the “Note Underwriting Agreement”) with certain underwriters (the “Note Underwriters”) agreeing, subject to customary conditions, to issue and sell $600,000,000 principal amount of the Company’s 0.75% Convertible Senior Notes due 2032 (the “Notes”) (the “Note Offering”) to the Note Underwriters. In addition, pursuant to the Note Underwriting Agreement, the Company granted the Note Underwriters an option, which was exercisable within 30 days after January 28, 2026, to purchase up to an additional $90,000,000 principal amount of Notes solely to cover over-allotments. On January 29, 2026, the Note Underwriters exercised such option to purchase an additional $90,000,000 principal amount of Notes. The issuance of $690,000,000 principal amount of Notes was completed on February 2, 2026. The Notes were issued pursuant to, and are governed by, an indenture (the “Base Indenture”), dated as of February 2, 2026, between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture (the “Supplemental Indenture,” and the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”), dated as of February 2, 2026, between the Company and the Trustee.
On January 28, 2026, the Company also entered into an underwriting agreement (the “Delta Offering Underwriting Agreement”) with Morgan Stanley & Co. LLC, as underwriter, relating to the offer and short sale of 5,286,343 shares of the Company’s common stock, borrowed from third parties in connection with the Note Offering to facilitate hedging transactions (whether physical sales and/or through privately negotiated derivatives transactions) by some of the investors in the Notes (the “Delta Offering”). The Delta Offering was completed on February 2, 2026.
The Notes will be the Company’s senior, unsecured obligations and will be (i) equal in right of payment with the Company’s existing and future senior, unsecured indebtedness; (ii) senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the Notes; (iii) effectively subordinated to the Company’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and (iv) structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries.
The Notes will accrue interest at a rate of 0.75% per annum, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2026. The Notes will mature on February 15, 2032, unless earlier repurchased, redeemed or converted. Before November 17, 2031, noteholders will have the right to convert their Notes only upon the occurrence of certain events. From and after November 17, 2031, noteholders may convert their Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. The Company will settle conversions by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, at the Company’s election. The initial conversion rate is 70.4846 shares of the Company’s common stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $14.19 per share of the Company’s common stock. The conversion rate and conversion price will be subject to customary adjustments upon the occurrence of certain events. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the conversion rate will, in certain circumstances, be increased for a specified period of time.
The Notes will be redeemable, in whole or in part (subject to certain limitations described below), at the Company’s option at any time, and from time to time, on or after February 20, 2029 and on or before the 26th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice; and (ii) the trading day immediately before the date the Company sends such redemption notice. However, the Company may not redeem less than all of the outstanding Notes unless at least $100.0 million aggregate principal amount of Notes are outstanding and not called for redemption as of the time the Company sends the related redemption notice. The redemption price will be a cash amount equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, calling any Note for redemption will constitute a Make-Whole Fundamental Change with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption.
If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, then, subject to a limited exception for certain cash mergers as provided in the Indenture, noteholders may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. The definition in the Indenture of Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the Company’s common stock.
The Notes will have customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of interest on the Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the Indenture within specified periods of time; (iii) a default in the Company’s obligation to convert a Note upon the exercise of the conversion right with respect thereto, if such default is not cured within five days after its occurrence; (iv) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (v) a default by the Company in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (vi) certain defaults by the Company or any of its significant subsidiaries with respect to indebtedness for borrowed money of at least $175,000,000 in the aggregate; and (vii) certain events of bankruptcy, insolvency and reorganization involving the Company or any of its significant subsidiaries.
If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Company (and not solely with respect to a significant subsidiary of the Company) occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then noteholders of at least 25% of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive special interest on the Notes for up to 365 days at a specified rate per annum not exceeding 0.50% on the principal amount of the Notes.
The above description of the Common Stock Underwriting Agreement, the Note Underwriting Agreement, the Delta Offering Underwriting Agreement, the Indenture and the Notes is a summary and is not complete. A copy of the Common Stock Underwriting Agreement, the Note Underwriting Agreement, the Delta Offering Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the form of the certificate representing the Notes are filed as Exhibits 1.1, 1.2, 1.3, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K (this “Current Report”), and the above summary is qualified by reference to the terms of the Common Stock Underwriting Agreement, the Note Underwriting Agreement, the Delta Offering Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Notes set forth in such exhibits.

Capped Call Transactions
On January 28, 2026, in connection with the pricing of the offering of Notes, the Company entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with certain of the Note Underwriters and/or their affiliates and certain other financial institutions (the “Option Counterparties”). In addition, on January 29, 2026, in connection with the underwriters’ exercise of their option to purchase additional Notes, the Company entered into additional capped call transactions (the “Additional Capped Call Transactions,” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”) with each of the Option Counterparties. The Capped Call Transactions cover, subject to customary anti-dilution adjustments, the aggregate number of shares of the Company’s common stock that initially underlie the Notes, and are expected generally to reduce potential dilution to the Company’s common stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap, based on the cap price of the Capped Call Transactions. The cap price of the Capped Call Transactions is initially $22.70 per share (subject to adjustment under the terms of the Capped Call Transactions), which represents a premium of 100% over the public offering price of $11.35 per share in the Delta Offering. The cost of the Capped Call Transactions was approximately $63.3 million.
The Capped Call Transactions are separate transactions, each between the Company and the applicable Option Counterparty, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes or the Indenture. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.
The above description of the Capped Call Transactions is a summary and is not complete. A copy of the form of confirmation for the Capped Call Transactions is filed as Exhibit 10.1 to this Current Report, and the above summary is qualified by reference to the terms of the confirmation set forth in such exhibit.
Item 2.02. Results of Operations and Financial Condition.
On January 28, 2026, the Company disclosed certain preliminary unaudited financial information for the year ended December 31, 2025. The Company had an estimated $1,407.9 million of cash, cash equivalents and short-term investments as of December 31, 2025.
The preliminary financial information included in this Current Report is preliminary, has not been audited and is subject to change pending completion of the Company’s financial statements as of and for the year ended December 31, 2025, and any changes could be material. Additional information and disclosures would be required for a more complete understanding of the Company’s financial position and results of operations as of and for the year ended December 31, 2025, which are not available as of the date of this Current Report.
The Company’s independent registered public accounting firm has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data set forth above. Accordingly, the Company’s independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto. It is possible that the Company or its independent registered public accounting firm may identify items that require the Company to make adjustments to the preliminary financial data set forth above and any changes could be material. Accordingly, undue reliance should not be placed on this preliminary estimate.
The information furnished in Item 2.02 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth in Item 1.01 above under the caption “Indenture and Notes” is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of January 28, 2026, between Joby Aviation, Inc. and the representatives of the underwriters named therein, relating to the issuance and sale of common stock.

1.2
Underwriting Agreement, dated as of January 28, 2026, between Joby Aviation, Inc. and the representatives of the underwriters named therein, relating to the issuance and sale of 0.75% Convertible Senior Notes due 2032.

1.3	Underwriting Agreement, dated as of January 28, 2026, between Joby Aviation, Inc. and the underwriter named therein, relating to the offer and short sale of common stock.

4.1	Indenture, dated as of February 2, 2026, between Joby Aviation, Inc. and Wilmington Trust, National Association, as trustee.

4.2	First Supplemental Indenture, dated as of February 2, 2026, between Joby Aviation, Inc. and Wilmington Trust, National Association, as trustee.

4.3	Form of certificate representing the 0.75% Convertible Senior Notes due 2032 (included as Exhibit A to Exhibit 4.2).

5.1	Opinion of Latham & Watkins LLP.

5.2	Opinion of Latham & Watkins LLP.

10.1	Form of Confirmation for Capped Call Transactions.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.2).

104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Joby Aviation, Inc.

Date:	February 2, 2026	By:	/s/ Rodrigo Brumana
		Name:	Rodrigo Brumana
		Title:	Chief Financial Officer